UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2016

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 15, 2016, Profire Energy, Inc. (the "Company") entered into a Stock Redemption Agreement (the "Agreement") with Harold Albert, the Company's Chief Technology Officer.  Pursuant to the Agreement the Company repurchased 2.4 million shares of Profire Common Stock for an aggregate cash purchase price of three million dollars ($3,000,000). The shares repurchased pursuant to the Agreement were not purchased as part of the Company's previously announced share repurchase program, which remains in effect.

Item 7.01 Regulation FD Disclosure
On November 17, 2016, the Company issued a press release regarding the purchase of shares from Mr. Albert.  A copy of the press release is attached to this Current Report as Exhibit 99.1.

            The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release Announcing the Purchase $3,000,000 Worth of Stock from CTO, Harold Albert

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: November 17, 2016	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release Announcing the Purchase of $3,000,000 Worth of Stock from CTO, Harold Albert